UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 3, 2004

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number,

including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The board of directors (the “Board”) of Quality Distribution, Inc. (the “Company”) has appointed Gary R. Enzor as Executive Vice President and Chief Operating Officer effective December 13, 2004 (see Item 5.02 below). Mr. Enzor will receive an initial salary of $250,000 per annum and will be eligible to receive an annual cash bonus upon meeting certain milestones. Mr. Enzor was granted options covering 200,000 shares of the common stock of the Company at an exercise price equal to $5.15, which is the closing price on the Nasdaq Stock Market on November 3, 2004 and was also granted shares of restricted stock with a value of $50,000 based upon the $5.15 closing price. In addition, on each of the first 5 anniversaries of Mr. Enzor’s employment he will be granted $50,000 worth of restricted shares at the then fair market value per share. The options and restricted stock will vest in equal installments annually over four years. He will be entitled to the other normal benefits accorded employees or executive officers of the Company. An employment agreement, dated as of November 3, 2004, reflecting the terms of Mr. Enzor’s employment is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In addition, the Board has appointed Timothy B. Page as Senior Vice President and Chief Financial Officer effective December 1, 2004 (see Item 5.02 below). Mr. Page will receive an initial salary of $240,000 per annum and will be eligible to receive an annual cash bonus upon meeting certain milestones. Mr. Page will be granted options covering 150,000 shares of the common stock of the Company and shares of restricted stock with a value of $35,000, at an exercise price and based on a per share price equal to the closing price on the Nasdaq Stock Market on December 1, 2004. The options and restricted stock will vest in equal installments annually over four years. He will be entitled to the other normal benefits accorded employees or executive officers of the Company. An employment agreement, dated as of November 4, 2004, reflecting the terms of Mr. Page’s employment is attached hereto as Exhibit 99.3 and incorporated herein by reference.

A copy of the Company’s press release dated November 4, 2004 announcing the appointment of Messrs. Enzor and Page is attached hereto as Exhibit 99.1.

The information set forth in item 5.02 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As a result of the hiring of Timothy B. Page to serve as Senior Vice President and Chief Financial Officer of the Company, effective December 1, 2004 Richard B. Marchese shall resign as interim Senior Vice President and Chief Financial Officer of the Company and Quality Distribution, LLC, the Company’s wholly owned subsidiary. As previously disclosed in the Company’s Current Report on Form 8-K filed September 14, 2004, Mr. Marchese, a member of the Company’s board of directors, had agreed to serve as Senior Vice President and Chief Financial Officer of the Company in an interim capacity until a replacement was hired by the Company.

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(c) The Board appointed Gary R. Enzor as Executive Vice President and Chief Operating Officer effective December 13, 2004. The Company has entered into an employment agreement with Mr. Enzor (see Item 1.01 above and Exhibit 99.2 which are incorporated herein by reference).

Mr. Enzor (age 42) comes to the Company from Swift Transportation Company, Inc. where he served as Executive Vice President and Chief Financial Officer since August 2002. Prior to Swift, he served as the Vice President & CFO of Honeywell Aerospace Electronic Systems. Before Honeywell, Mr. Enzor worked for Dell Computer from 1999 to 2001 in Finance and as the General Manager of Dell’s Higher Education business. He spent from 1984 to 1999 at AlliedSignal in increasingly responsible Information Technology roles, and multiple business CFO and business development positions. Mr. Enzor currently serves on the board of Keystone Montessori School.

In addition, the Board appointed Timothy B. Page as Senior Vice President and Chief Financial Officer effective December 1, 2004. The Company has entered into an employment agreement with Mr. Page (see Item 1.01 above and Exhibit 99.3 which are incorporated herein by reference).

Mr. Page (age 52) comes to the Company from Perry Ellis International, Inc. where he served as Chief Financial Officer since May 2001. From 1998 through 2001, Mr. Page was a private investor and entrepreneur in the telecommunications and industrial gas and specialty chemical industries. From 1989 through 1997, Mr. Page was a director of Farah, Inc., an apparel company, and served in various executive positions, including Executive Vice President and Chief Operational Officer.

A copy of the Company’s press release dated November 4, 2004 announcing the appointment of Messrs. Enzor and Page is attached hereto as Exhibit 99.1

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release of Quality Distribution, Inc. dated November 4, 2004

99.2	Employment agreement by and between Quality Distribution, Inc. and Gary R. Enzor dated November 3, 2004

99.3	Employment agreement by and between Quality Distribution, Inc. and Timothy B. Page dated November 4, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: November 8, 2004	By:	/s/ Thomas L. Finkbiner
	Name:	Thomas L. Finkbiner
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release of Quality Distribution, Inc. dated November 4, 2004

99.2	Employment agreement by and between Quality Distribution, Inc. and Gary R. Enzor dated November 3, 2004

99.3	Employment agreement by and between Quality Distribution, Inc. and Timothy B. Page dated November 4, 2004

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